As filed with the Securities and Exchange Commission on November 6, 2014

Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STRATTEC SECURITY CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	39-1804239
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

3333 West Good Hope Road Milwaukee, Wisconsin	53209
(Address of principal executive offices)	(Zip Code)

AMENDED AND RESTATED STRATTEC SECURITY CORPORATION STOCK INCENTIVE PLAN
(Full title of the plan)

Patrick J. Hansen Senior Vice President and Chief Financial Officer STRATTEC SECURITY CORPORATION 3333 West Good Hope Road	Copy to: James M. Bedore, Esq. Reinhart Boerner Van Deuren s.c.
Milwaukee, Wisconsin 53209	1000 North Water Street
(Name and address of agent for service)	Suite 1700 Milwaukee, Wisconsin 53202
414-247-3333	414-298-1000
(Telephone number, including area code of agent for service)

Indicate by check mark whether the restraint is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of Registration fee
Common Stock, $0.01 par value per share	150,000 shares (1)	$102.265 (2)	$15,339,750 (2)	$1,782.48 (2)

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional shares of Common Stock which become issuable under the Amended and Restated STRATTEC SECURITY CORPORATION Stock Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or any similar transaction effected without the receipt of any consideration by STRATTEC SECURITY CORPORATION (the "Registrant") which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2)
For the purpose of computing the registration fee, the Registrant has used $102.265 as the average of the high and low prices of the Common Stock as reported on November 3, 2014 on the NASDAQ Global Market for the offering price per share, in accordance with Rules 457(c) and (h).  The actual offering price will be determined in accordance with the terms of the Plan.

PART II - INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

This Registration Statement has been filed to register additional shares of the Registrant's common stock made available under the Amended and Restated STRATTEC SECURITY CORPORATION Stock Incentive Plan by reason of an amendment thereto approved by the shareholders of the Registrant. Pursuant to General Instruction E to Form S-8, the contents of the Registrant's earlier Registration Statements on Form S-8 (Registration Nos. 333-4300, 333-31002, 333-103219 and 333-140715) effective April 29, 1996, February 24, 2000, February 14, 2003 and February 14, 2007 are incorporated by reference and made a part hereof

Item 8.     Exhibits.

4.1	Amended and Restated Articles of Incorporation of the Company.
4.2	By-Laws of the Company.
4.3	Amended and Restated STRATTEC SECURITY CORPORATION Stock Incentive Plan
5.1	Opinion of Reinhart Boerner Van Deuren s.c. as to the legality of the common stock being registered.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Reinhart Boerner Van Deuren s.c. (included in its opinion filed as Exhibit 5 hereto).
24	Power of Attorney (included on the signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on November 6, 2014.

STRATTEC SECURITY CORPORATION

By: /s/ Patrick J. Hansen
       Patrick J. Hansen, Senior Vice President
               and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Frank J. Krejci and Patrick J. Hansen, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either said attorney-in-fact and agent or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frank J. Krejci Frank J. Krejci	President, Chief Executive Officer and Director (Principal Executive Officer)	November 6, 2014

/s/ Patrick J. Hansen Patrick J. Hansen	Senior Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	November 6, 2014

/s/ Harold M. Stratton II Harold M. Stratton II	Chairman and Director	August 21, 2014
/s/ Michael J. Koss Michael J. Koss	Director	August 21, 2014
/s/ Thomas W. Florsheim, Jr. Thomas W. Florsheim, Jr.	Director	August 21, 2014
/s/ David R. Zimmer David R. Zimmer	Director	August 21, 2014

EXHIBIT INDEX
TO
FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description	Incorporated Herein by Reference to	Filed Herewith
4.1	Amended and Restated Articles of Incorporation of the Registrant	Incorporated by reference from Amendment No. 2 to the Form 10 filed on February 6, 1995.
4.2	By-Laws of the Registrant	Incorporated by reference from the exhibit to the Form 8-K filed on October 7, 2005.
4.3	Amended and Restated STRATTEC SECURITY CORPORATION Stock Incentive Plan		X
5.1	Opinion of Counsel		X
23.1	Consent of Independent Registered Public Accounting Firm		X
23.2	Consent of Counsel		Contained in Opinion filed as Exhibit 5.1
24	Power of Attorney	Signature Page to Registration Statement